EXHIBIT 32

                                             CERTIFICATION PURSUANT TO
                 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
                                   SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the quarterly report of Sonoma Valley Bancorp (the "Company") on Form 10-Q for the period ending June 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), We, Mel Switzer, Jr., Chief Executive Officer and Mary Dieter Smith, Chief Financial Officer, of the Company certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of our knowledge and belief:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


Dated: August 5, 2005        /s/ Mel Switzer, Jr.
     ----------------        --------------------------------------------------
                             Mel Switzer, Jr.,
                             Chief Executive Officer
                             (Principal Executive Officer)

Dated: August 5, 2005        /s/ Mary Dieter Smith
     ----------------        --------------------------------------------------
                             Mary Dieter Smith,
                             Executive Vice President and
                             Chief Operating Officer and Chief Financial Officer
                             (Principal Financial and Accounting Officer)





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